UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 4, 2015

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Result of Operations and Financial Condition.

On May 5, 2015, Electronic Arts Inc. (“EA”) issued a press release announcing its financial results for the fiscal quarter and fiscal year ended March 31, 2015. A copy of the press release is attached hereto as Exhibit 99.1.

Neither the information in this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

On May 4, 2015, EA’s Board of Directors (the “Board”) authorized a new program to repurchase up to $1 billion of EA’s common stock. This new stock repurchase program, which expires on May 31, 2017, supersedes and replaces the stock repurchase authorization approved by a Special Committee of the Board in May 2014. Under this program, EA may purchase stock in the open market or through privately-negotiated transactions in accordance with applicable securities laws, including pursuant to pre-arranged stock trading plans. The timing and actual amount of the stock repurchases will depend on several factors including price, capital availability, regulatory requirements, alternative investment opportunities and other market conditions. EA is not obligated to repurchase any specific number of shares under this program and it may be modified, suspended or discontinued at any time.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 5, 2015, relating to Electronic Arts Inc.’s financial results for the fiscal quarter and fiscal year ended March 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	May 5, 2015	By:	/s/ Blake Jorgensen
Blake Jorgensen
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated May 5, 2015, relating to Electronic Arts Inc.’s financial results for the fiscal quarter and fiscal year ended March 31, 2015.